                                                                      EXHIBIT 21
                                                                      ----------




                                      Subsidiaries
                                      ------------

                                                                 Name under which
Name of Subsidiary                State of Incorporation     Subsidiary does Business
------------------                ----------------------     ------------------------
P & N Corporation                        Indiana              P & N Corporation of Indiana

SIE Corporation                          Indiana              SIE Corporation

SI Springfield Corporation               Indiana              SI Springfield Corporation

